CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY CONFIDENTIAL INFORMATION FOR WHICH CONFIDENTIAL TREATMENT AN UNREDACTED VERSION OF THIS Project Green Thumb Special Committee Update September 25, 2003 CONFIDENTIAL TREATMENT REQUESTED: HAS BEEN REQUESTED IS OMITTED AND NOTED WITH “***.”DOCUMENT HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION.

1 and *** *** CONFIDENTIAL TREATMENT REQUESTED Bidder “S” $12.75 Bidder “S” $34.8 million Senior debt: *** Sale/Leaseback: $23.4 million of Senior debt $24.6 million rollover of Existing debt $33.8 million of Sale/Leaseback proceeds No “Marked-up” Purchase Agreement October 15, 2003 *** *** *** Bidder “F” $16.00 Bidder “F” *** *** *** $23.0 million Senior debt: Subordinated Debt: Sale/Leaseback: $48.0 million of Senior debt $26.0 million of Subordinated debt $46.0 million of Sale/Leaseback proceeds 3.0% Not Stated and *** *** *** Bidder “B” $15.75 Bidder “B” $20.0 million Senior debt: *** Sale/Leaseback: 4.0% 15—30 days Confidential material redacted and submitted separately to the Commission. SUMMARY OF BIDS AND TERMS Subordinated debt: $45.4 million of Senior debt $15.0 million of Subordinated debt $59.0 million of Sale/Leaseback proceeds *** Project Green Thumb Price per Share Equity Financing Sources Equity Financing Amount Debt Financing Sources Debt Financing Amounts Termination Fee Exclusivity/Timing to Signing Definitive Agreement